UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard P.O. Box 64683 St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On October 12, 2016, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved certain changes to the Company’s Management Short-Term Incentive Plan for executive officers (the “STIP”) in order to accommodate recent changes in executive officer positions. The changes to the STIP will be effective for determining the amount of any annual cash bonuses paid to executive officers based on financial performance during the Company’s 2016 fiscal year and thereafter.

The STIP was revised to change the financial metrics that will determine the amount of the annual cash bonus to be paid to certain executive officers who had a recent change in management responsibilities or who recently joined the Company. Also, the STIP was simplified by grouping the financial metrics used to determine annual cash bonuses under the STIP into three categories: (a) metrics for executive officers with responsibility for corporate/global financial performance, (b) metrics for executive officers with responsibility for the financial performance of operating segments, and (c) metrics for executive officers with responsibility for the financial performance of key global markets. The financial metrics in the STIP vary based on the position and responsibilities of each executive officer.

The foregoing description of the STIP and the recent changes thereto is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, the Board of Directors of the Company declared a dividend of one preferred stock purchase right (a “Right”) per share for each outstanding share of common stock of the Company. Each Right entitled the holder thereof under certain circumstances to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) of the Company at a price of $95.00 per one-hundredth of a share of Series A Preferred Stock. The terms of the Rights were set forth in a Rights Agreement dated as of July 13, 2006 (the “Rights Agreement”) between the Company and Wells Fargo Bank, National Association, as Rights Agent. In connection with the Rights Agreement and the Rights, the Board of Directors of the Company adopted a resolution approving a certificate of designations (the “Certificate of Designations”) establishing the rights and preferences of the Series A Preferred Stock. The Company filed the Certificate of Designations with the Secretary of State of the State of Minnesota (the “Secretary of State”) on July 13, 2006, and, accordingly, as of such date, the Certificate of Designations became part of the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”).

The Rights expired pursuant to the terms of the Rights Agreement on July 31, 2016. None of the shares of Series A Preferred Stock had been issued at the time of the expiration of the Rights Agreement on July 31, 2016. In addition, as a result of the expiration of the Rights, none of these shares will be issued in the future. Therefore, on October 13, 2016, the Company’s Board of Directors approved the cancellation of the Certificate of Designations. On October 14, 2016, the Company amended the Articles of Incorporation by filing a Statement of Cancellation (the “Statement of Cancellation”) with the Secretary of State that cancelled the Certificate of Designations. As a result, all shares of Series A Preferred Stock were eliminated and returned to status of authorized but unissued, undesignated shares of preferred stock.

A copy of the Statement of Cancellation is filed as Exhibit 3.1 to this report.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Statement of Cancellation, dated October 13, 2016

	10.1	H.B. Fuller Company Management Short-Term Incentive Plan for Executive Officers (as revised on October 12, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 17, 2016

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Statement of Cancellation, dated October 13, 2016

10.1	H.B. Fuller Company Management Short-Term Incentive Plan for Executive Officers (as revised on October 12, 2016)